US PARTS ONLINE INC.

SUBSCRIPTION AGREEMENT

Instructions:  Please read the attached prospectus, discuss same with your attorney and, if you determine to make the investment, complete this subscription agreement.  This subscription agreement cannot be accepted unless all of the information is provided.

Mail Instructions:  A check for the total amount should be attached to the Subscription Agreement, made payable to:

US Parts Online Inc.

2360 Corporate Circle Suite 400

Henderson NV 89074

NAME:__________________________________

   DATE:___________________

ADDRESS:___________________________________________________________

HOME

OFFICE

PHONE:_____________________

PHONE:_______________

AGE:__________

SOCIAL SECURITY

NUMBER:________________________

OCCUPATION:___________________

Subject to acceptance by you, in writing, the undersigned hereby offers to subscribe to ___________ shares of common stock, for a total consideration of $________________

(# of shares times $.01).

The undersigned each warrants that he/she is over the age of 21, able to read and understand the English language, and a bona fide resident of the State of _________.  The undersigned further warrants that his/her financial security will in no way be jeopardized should he/she lose his/her entire investment.

The undersigned heard about this investment as follows:

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

The undersigned has the following business or personal relationships with the promoters of this venture (indicate names, length of time and nature of relationship; if none, so indicate):

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

Attached find my check to the order of US Parts Online Inc. in the sum of $_________

.

The agreements and representation herein are made by each person signing this agreement, if more than one.

Use if Single Ownership

______________________________________________________________________________

(Signature)

______________________________________________________________________________

(Print full name)

If joint ownership with right of survivorship

 and

(Signature)___________________________

        (Signature)____________________

 and

(Print full name)_______________________

        (Print full name)________________

Accepted:

Receipt acknowledged of Check for $_______________________________________

(Signature)_____________________________________

(Dated)______________